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                                                                Exhibit 99.1

BAKER
                                                        N E W S  R E L E A S E
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                                              CONTACT: David Higie
                                              PHONE:   (412) 269-6449
                                              RELEASE: Immediate (Aug. 26, 2005)


BAKER RECEIVES COMPLIANCE LETTER FROM AMEX

      PITTSBURGH - Michael Baker Corporation (the "Company") announced today that it has received a notice from the American Stock Exchange (Amex) dated August 22, 2005, advising that the Company is not in compliance with sections 134 and 1101 of the Amex Company Guide for failing to timely file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, which was due on August 9, 2005. The compliance letter gives the Company until August 31, 2005, to submit a plan of action to the Amex to bring the Company into timely compliance with the Amex requirements. The Company fully expects to submit its plan to the Amex on or before August 31, 2005.

      The Company provided its reasons for the delay in the filing of Form 10-Q in a news release dated August 10, 2005. This news release is available on the Company's website at www.mbakercorp.com.

      Michael Baker Corporation (Amex:BKR) provides engineering and operations and maintenance services for its clients' most complex challenges worldwide. The firm's primary practice areas are aviation, environmental, facilities, geospatial information technologies, linear utilities, transportation, water/wastewater, and oil & gas. With more than 4,200 employees in over 40 offices across the United States and internationally, Baker is focused on providing services that span the complete life cycle of infrastructure and managed asset projects.

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